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EXHIBIT 2.2

List of Exhibits to Agreement and Plan of Merger dated as of August 29, 1997 by and among the Registrant, BTG, and Merger Sub:


Exhibit A         Form of Opinion of Snow Becker Krauss P.C.

Exhibit B         Form of  Opinion of Hogan & Hartson L.L.P.

Exhibit C         Form of Affiliate Agreement